BlackRock Funds:
Money Market Portfolio

File Number:

CIK Number:

For the
Period Ended:

09/30/08


Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period October 1, 2007 through September 30, 2008.


                         PURCHASES (IN THOUSANDS)
TRANSACTION    FACE      SECURITY                   DUE
DATE          AMOUNT     DESCRIPTION      RATE      DATE

10/31/07      $5,000     IRISH LIFE       4.97    01/31/08
                         AND PERM

01/08/08      $28,900    EBBETS FUNDING   4.70    01/09/08

01/18/08      $4,480     EBBETS FUNDING   4.90    01/22/08

03/04/08      $6,539     LLOYDS TSB BANK  2.92    06/03/08
                         PLC

03/28/08      $5,000     LONG LANE        2.80    03/31/08
                         MASTER
                         TRUST IV

04/04/08      $10,000    GALLEON CAPITAL  3.08    05/13/08
                         LLC

              $5,000     THAMES ASSET     2.89    07/17/08
                         GLOBAL
                         SECURITIES

04/17/08                    NO

04/24/08      $25,000    GALLEON CAPITAL  3.07   06/20/08
                         LLC

04/25/08      $14,000    AMSTEL FUNDING   3.02   05/28/08
                         CORP

05/12/08      $10,000    TULIP FUNDING    2.65   07/24/08
                         CORP


05/13/08      $10,000    GALLEON CAPITAL  2.75   07/14/08
                         LLC

07/14/08      $8,000     CLIPPER         3.02    10/10/08
                         RECEIVABLES
                         COMPANY LLC

                        SALES (IN THOUSANDS)
TRANSACTION    FACE      SECURITY                  DUE
DATE           AMOUNT    DESCRIPTION     RATE     DATE

03/04/08       $10,000   LEXINGTON       3.46    04/17/08
                         PARKER
                         CAPITAL